PROXY	PROXY

STONE RIDGE ALL ASSET VARIANCE RISK PREMIUM FUND

A SERIES OF STONE RIDGE TRUST III

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 2, 2020

800 BOYLSTON STREET

BOSTON, MASSACHUSETTS 02199

The undersigned hereby appoints Lauren Macioce and Anthony Zuco, or any one of them, as Proxy of the undersigned, each with full power of substitution, and hereby authorizes each of them to vote on behalf of the undersigned all shares of the Stone Ridge All Asset Variance Risk Premium Fund, a series of Stone Ridge Trust III (“Existing AVRPX”), that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Funds to be held at 10:30 a.m., Eastern time, on December 2, 2020 at the offices of Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199 and at any postponements or adjournments thereof, as fully as the undersigned would be entitled to vote if personally present. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

This proxy is solicited on behalf of the Fund and the Fund’s Board of Trustees, and the Proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal. In his/her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

CONTROL #:

Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.	SHARES:

Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. When signing in a fiduciary capacity, such as by attorney, executor, administrator, trustee or guardian, etc., please give full title. Corporate and partnership proxies should be signed by an authorized person. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged.

Signature(s) (Title(s), if applicable)

Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE
CONTINUED ON THE REVERSE SIDE

THERE ARE 4 EASY WAYS TO VOTE YOUR PROXY:

1.

By Phone: Call Okapi Partners toll-free at: 888-785-6707 to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 7:00 PM (EST).

OR

2.	By Internet: Refer to your proxy card for the control number and go to: WWW.OKAPIVOTE.COM/AVRPXvote and follow the simple on-screen instructions.

OR

3.	By Email: You may email Okapi Partners at StoneRidgeVote@okapipartners.com to vote. A representative of Okapi Partners will respond to your email.

OR

4.	By Mail: Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.

If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on December 2, 2020.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSAL LISTED BELOW

THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXIES OR THEIR SUBSTITUTES.

FOR	AGAINST	ABSTAIN

1.  To approve the Agreement and Plan of Reorganization providing for the transfer of all of the assets, subject to liabilities, of Existing AVRPX to Stone Ridge All Asset Variance Risk Premium Fund, a series of Stone Ridge Trust (“New AVRPX”), in exchange for the issuance and delivery of Class I shares of New AVRPX and the assumption by New AVRPX of all of the liabilities of Existing AVRPX, and the distribution of such shares to the shareholders of Existing AVRPX in complete liquidation of Existing AVRPX.

☐	☐	☐

You may have received more than one proxy card due to multiple investments in the Fund.

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO VOTE ALL OF YOUR PROXY CARDS!

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THIS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 2, 2020.

DUE TO THE PUBLIC HEALTH CRISIS PRESENTED BY THE ONGOING COVID-19 PANDEMIC, IT IS RECOMMENDED THAT YOU VOTE YOUR SHARES BY PROXY.

THE PROXY STATEMENT AND THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS FOR THIS MEETING ARE AVAILABLE AT: HTTP://WWW.OKAPIVOTE.COM/AVRPX

THANK YOU FOR VOTING